Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction and Description of Acquisition

On December 3, 2024 (the “Closing Date”), Gogo, Inc. and its directly and indirectly owned subsidiaries (collectively “Gogo” or “the Company”) completed its previously announced acquisition of Satcom Direct, LLC (f/k/a Satcom Direct, Inc.), Satcom Direct Holding Company, LLC (“SDHC”), Satcom Direct Government, LLC (f/k/a Satcom Direct Government, Inc.) (“Satcom Government”), and ndtHost, LLC (“ndtHost” and, together with Satcom Direct, LLC, SDHC, and Satcom Government, collectively, “Satcom Direct”), from Satcom Direct Holdings, Inc. (“SD Seller”), SDHC Holdings, Inc. (“SDHC Seller”), Satcom Direct Government Holdings, Inc. (“Satcom Government Seller”), and ndtHost Holdings, Inc. (“ndtHost Seller” and, together with SD Seller, SDHC Seller and Satcom Government Seller, each a “Seller” and, collectively, “SD Sellers”). Pursuant to the terms of the purchase agreement, dated as of September 29, 2024 (the “Purchase Agreement”), by and among, among others, Gogo Direct Holdings LLC (“Gogo Direct”), an indirect wholly owned subsidiary of the Company, SD Sellers and Satcom Direct, on the Closing Date, all of the issued and outstanding equity interest in Satcom Direct were acquired by Gogo Direct (the “Acquisition”) in exchange for: (i) $375,000,000 in cash, without interest, subject to customary post-closing purchase price adjustments (the “Cash Consideration”), (ii) 5,000,000 restricted shares (the “Stock Consideration”) of the Company’s common stock, par value of $0.0001 per share (“Common Stock”) , and (iii) up to an additional $225,000,000 in potential earnout payments of cash and/or Common Stock tied to realizing certain financial performance milestones over the next four years (the “Earnout Consideration” and, together with the Cash Consideration and Stock Consideration, the “Acquisition Consideration”).

On December 3, 2024, the Company announced that, following the closing of the Acquisition, the Company granted certain Satcom Direct executives awards consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The RSUs will vest in equal annual installments over the five-year period following the grant date. The PSUs are subject to performance-based vesting and will vest when the performance-based vesting conditions are met. The RSUs and the PSUs (together, the “Inducement Grants”) were granted as an inducement material to certain executives’ acceptances of employment with the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Acquisition, the Debt Financing (as discussed in the “Description of Financing” section below), and the Inducement Grants as if those transactions had been completed on September 30, 2024 and combines the unaudited condensed balance sheet of the Company as of September 30, 2024 with Satcom Direct’s unaudited balance sheet as of September 30, 2024.

The unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 2023 and the nine months ended September 30, 2024 give effect to the Acquisition, the Debt Financing, and the Inducement Grants as if those transactions had occurred on January 1, 2023, the first day of the Company’s fiscal year 2023 and combines the historical results of the Company and Satcom Direct. The unaudited pro forma condensed combined Statements of Operations for the fiscal year ended December 31, 2023, combines the audited Consolidated Statements of Operations of the Company for the fiscal year ended December 31, 2023, and Satcom Direct’s audited consolidated and combined Statements of Operations for the fiscal year ended December 31, 2023. The unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, combines the unaudited condensed consolidated Statements of Operations of the Company for the nine months ended September 30, 2024, with Satcom Direct’s unaudited condensed, consolidated and combined Statements of Operations for the nine months ended September 30, 2024.

The historical financial statements of the Company and Satcom Direct have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition and the debt financing, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●
The accompanying notes to the unaudited pro forma condensed combined financial information;
●
The separate audited financial statements of the Company as of and for the fiscal year ended December 31, 2023, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024;
●
The separate unaudited financial statements of the Company as of and for the nine months ended September 30, 2024, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, as filed with the SEC on November 5, 2024;
●
The separate audited financial statements of Satcom Direct as of and for the fiscal year ended December 31, 2023, and the related notes for the fiscal year ended December 31, 2023 as filed with the SEC on February 18, 2025.
●
The separate unaudited financial statements of Satcom Direct as of and for the nine months ended September 30, 2024, and the related notes for the period ended September 30, 2024 as filed with the SEC on February 18, 2025.

Description of the Financing

On the Closing Date, in connection with the consummation of the Acquisition, the Company and Gogo Intermediate Holdings, LLC (“Borrower”), a direct wholly owned subsidiary of the Company, entered into a credit agreement (the “HPS Credit Agreement”) by and among the Company, the Borrower and HPS Investment Partners, LLC, as administrative agent and the lenders party thereto, which provides for financing in aggregate principal amount of $250,000,000 consisting of a term loan facility (the “HPS Term Loan Facility”). The HPS Term Loan Facility is guaranteed by certain subsidiaries of the Company. Proceeds of the HPS Term Loan Facility, together with cash on hand, was used to fund the Cash Consideration. The HPS Term Loan Facility under the HPS Credit Agreement is referred to herein as the “Debt Financing” or “Financing”.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company determined to be the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Satcom Direct’s assets acquired and liabilities assumed based upon their estimated fair values at the Closing Date. The process of valuing the net assets of Satcom Direct immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

All financial data included in the unaudited condensed combined financial information has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition, the Debt Financing, and the Inducement Grants had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2024

(in thousands)

	Gogo Historical As of September 30, 2024	Satcom Direct, Inc. Adjusted As of September 30, 2024 (Note 2)		Transaction Accounting Adjustments	(Note 4)	Acquisition Financing Adjustments	(Note 6)	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$176,678	$3,437		$(393,416)	4(a)	$242,833	6(a)	$29,532
Accounts receivable, net of allowances	45,875	73,506		(387)	4(b)	-		118,994
Inventories	74,848	21,309		(4,495)	4(c)	-		91,662
Prepaid expenses and other current assets	50,013	11,329		5,044	4(d)	-		66,386
Assets held for sale	-	-		16,625	4(e)	-		16,625
Total current assets	347,414	109,581		(376,629)		242,833		323,199
Non-current assets:
Property and equipment, net	93,830	30,232		(3,599)	4(f)	-		120,463
Intangible assets, net	64,888	2,853		210,647	4(g)	-		278,388
Goodwill	-	9,869		172,212	4(h)	-		182,081
Operating lease right-of-use assets	67,171	1,478		2,016	4(i)	-		70,665
Investment in convertible note	3,761	-		-		-		3,761
Other non-current assets, net of allowances	24,229	4,060		-		-		28,289
Deferred income taxes	209,444	14		12,350	4(j)	-		221,808
Total non-current assets	463,323	48,506		393,626		-		905,455
Total Assets	$810,737	$158,087		$16,997		$242,833		$1,228,654

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,445	$54,595		$(387)	4(b)	$-		$80,653
Accrued liabilities	61,476	18,688		15,501	4(i), 4(m)	-		95,665
Deferred revenue	1,843	27,931		-		-		29,774
Current portion of long-term debt	7,250	1,838		(1,838)	4(k)	2,500	6(a)	9,750
Total current liabilities	97,014	103,052		13,276		2,500		215,842
Non-current liabilities:
Long-term debt	583,864	44,600		(44,600)	4(k)	240,333	6(a)	824,197
Non-current operating lease liabilities	68,005	1,699		$1,320	4(i)	-		71,024
Earnout liability, at fair value	-	-		53,000	4(l)	-		53,000
Other non-current liabilities	9,130	8,941		4,991	4(j)	-		23,062
Total non-current liabilities	660,999	55,240		14,711		240,333		971,283
Total liabilities	758,013	158,292		27,987		242,833		1,187,125
Stockholders’ equity:			$
Common stock	14	2		(2)	4(n)	-		14
Additional paid-in capital	1,413,842	3,187		48,683	4(n)	-		1,465,712
Accumulated other comprehensive income	4,959	(1,452)		1,452	4(n)	-		4,959
Treasury stock, at cost	(194,159)	(60,000)		60,000	4(n)	-		(194,159)
Accumulated deficit	(1,171,932)	58,058		(121,123)	4(n)	-		(1,234,997)
Total stockholders’ equity	52,724	(205)		(10,990)		-		41,529
Total liabilities and stockholders’ equity	$810,737	$158,087		$16,997		$242,833		$1,228,654

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For The Nine Months Ended September 30, 2024

(in thousands, except per share amounts)

	Gogo Historical Nine Months Ended September 30, 2024,	Satcom Direct, Inc. Adjusted Nine Months Ended September 30, 2024 (Note 2)	Transaction Accounting Adjustments	(Note 5)	Acquisition Financing Adjustments	(Note 6)	Pro Forma Combined
Revenue:
Service revenue	$245,459	$332,903	$-		$-		$578,362
Equipment revenue	61,451	32,582	-		-		94,033
Total revenue	306,910	365,485	-		-		672,395
Operating expenses:
Cost of service revenue (exclusive of amounts shown below)	55,793	220,325	-		-		276,118
Cost of equipment revenue (exclusive of amounts shown below)	47,383	22,450	-		-		69,833
Engineering, design and development	29,279	17,191	-		-		46,470
Sales and marketing	25,870	20,328	-		-		46,198
General and administrative	61,416	25,706	7,262	5(b)	-		94,384
Depreciation and amortization	11,743	4,254	28,934	5(c)	-		44,931
Total operating expenses	231,484	310,254	36,196		-		577,934
Operating income	75,426	55,231	(36,196)		-		94,461
Other expense (income):
Interest income	(6,587)	(29)	-		-		(6,616)
Interest expense	26,193	1,722	(1,722)	5(d)	21,139	6(b)	47,332
Other expense (income), net	1,286	50	-		-		1,336
Total other expense	20,892	1,743	(1,722)		21,139		42,052
Income before income taxes	54,534	53,488	(34,474)		(21,139)		52,409
Income tax provision	12,575	1,578	(1,430)	5(e)	-		12,723
Net income	$41,959	$51,910	$(33,044)		$(21,139)		$39,686

Net income attributable to common stock per share:
Basic	$0.33						$0.30
Diluted	$0.32						$0.29
Weighted average number of shares
Basic	128,513						133,513
Diluted	131,538						136,707

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2023

(in thousands, except per share amounts)

	Gogo Historical Year Ended December 31, 2023,	Satcom Direct, Inc. Adjusted Year Ended December 31, 2023 (Note 2)	Transaction Accounting Adjustments	(Note 5)	Acquisition Financing Adjustments	(Note 6)	Pro Forma Combined
Revenue:
Service revenue	$318,015	$401,442	$-		$-		$719,457
Equipment revenue	79,562	46,158	-		-		125,720
Total revenue	397,577	447,600	-		-		845,177
Operating expenses:
Cost of service revenue	69,568	257,926	-		-		327,494
Cost of equipment revenue	63,383	31,088	(4,495)	5(a)	-		89,976
Engineering, design and development	36,683	22,466	-		-		59,149
Sales and marketing	29,797	28,714	-		-		58,511
General and administrative	57,280	39,833	59,569	5(b)	-		156,682
Depreciation and amortization	16,701	7,442	36,808	5(c)	-		60,951
Total operating expenses	273,412	387,469	91,882		-		752,763
Operating income	124,165	60,131	(91,882)		-		92,414
Other expense (income):
Interest income	(7,403)	(1,395)	-		-		(8,798)
Interest expense	33,056	3,873	(3,873)	5(d)	28,141	6(b)	61,197
Loss on extinguishment of debt and settlement of convertible notes	2,224	-	-		-		2,224
Other (income) expense, net	(1,315)	387	-		-		(928)
Total other expense	26,562	2,865	(3,873)		28,141		53,695
Income before income taxes	97,603	57,266	(88,009)		(28,141)		38,719
Income tax provision	(48,075)	1,911	(11,853)	5(e)	(9,287)	6(c)	(67,304)
Net income	$145,678	$55,355	$(76,156)		$(18,854)		$106,023

Net income attributable to common stock per share:
Basic	$1.12						$0.79
Diluted	$1.09						$0.76
Weighted average number of shares
Basic	129,753						134,753

Diluted	133,283	138,856

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what the Company’s condensed combined Statements of Operations or Balance Sheets would have been had the Acquisition been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the Company following the Closing Date. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors. The pro forma condensed combined financial information reflects transaction accounting adjustments the Company’s management believes are necessary to present fairly the Company’s unaudited pro forma financial position and results of operations following the Closing Date as of and for the periods indicated. The transaction accounting adjustments represent the Company’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The Company and Satcom Direct’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company and Satcom Direct’s financial statement presentation. The Company is currently in the process of evaluating Satcom Direct’s accounting policies, which will be finalized during the measurement period. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Satcom Direct’s financial statements to the accounting policies used by the Company. The Company may identify additional differences between the accounting policies of the two companies, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805. The Company has been determined to be the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Satcom Direct. Under ASC 805, all assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of aggregate purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of Satcom Direct existing at the Closing Date.

The unaudited pro forma condensed combined Balance Sheets, as of September 30, 2024, the unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, and the unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 2023, presented herein, are based on the historical financial statements of the Company and Satcom Direct.

●
The unaudited pro forma condensed combined Balance Sheets as of September 30, 2024, is presented as if the Company’s acquisition of Satcom Direct had occurred on September 30, 2024, and combines the historical balance sheet of the Company as of September 30, 2024, with the historical balance sheet of Satcom Direct as of September 30, 2024.
●
The unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, has been prepared as if the Acquisition had occurred on January 1, 2023, and combines the Company’s historical Statements of Operations for the nine months ended September 30, 2024, with Satcom Direct’s historical Statements of Operations for the nine months ended September 30, 2024.
●
The unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 2023, has been prepared as if the Acquisition had occurred on January 1, 2023, and combines the Company’s historical Statements of Operations for the fiscal year ended December 31, 2023, with Satcom Direct’s historical Statements of Operations for the fiscal year ended December 31, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, revenue enhancements, operating efficiencies or cost savings that may result from the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2 – Satcom Direct reclassifications and perimeter adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Satcom Direct’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Satcom Direct’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Satcom Direct’s historical financial statement presentation to the Company’s financial statement presentation. Following the Acquisition, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Additionally, the historical financial information of Satcom Direct has been adjusted to remove the net assets and operations of certain excluded assets (as defined in the Purchase Agreement) that are not being acquired as part of the Acquisition. As such, the following unaudited pro forma condensed balance sheet adjustments reflect the removal of the assets that are excluded from the perimeter of the Acquisition, and the following unaudited pro forma condensed combined statement of operations reflects the elimination of direct expenses related to those assets that are excluded from the perimeter of the Acquisition (the “Perimeter Adjustments”). Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Refer to the table below for a summary of reclassification and Perimeter Adjustments made to present Satcom Direct’s balance sheet as of September 30, 2024, to conform with that of the Company’s:

Satcom Direct, Inc. Balance Sheet Line Items	Gogo Balance Sheet Line Items	Satcom Direct, Inc. As of September 30, 2024	Reclassification Adjustments	Note	Perimeter Adjustments	Note	Satcom Direct, Inc. Adjusted As of September 30, 2024
Cash and cash equivalents	Cash and cash equivalents	$3,437	$-		$-		$3,437
Accounts receivable, net	Accounts receivable, net of allowances	74,668	(1,162)	(a)	-		73,506
Prepaid expenses and other current assets	Prepaid expenses and other current assets	10,651	901	(a), (b)	(223)	(j)	11,329
Inventories, net	Inventories	21,309	-		-		21,309
Property, plant and equipment, net	Property and equipment, net	47,378	(140)	(c)	(17,006)	(k)	30,232
Intangible assets, net	Intangible assets, net	2,713	140	(c)	-		2,853
Goodwill, net	Goodwill	9,869	-		-		9,869
	Other non-current assets, net of allowances	-	4,060	(d)	-		4,060
	Deferred income taxes	-	14	(e)	-		14
Deposits and other assets		4,074	(4,074)	(d),(e)	-		-
Operating right-of-use assets	Operating lease right-of-use assets	3,477	261	(b)	(2,260)	(l)	1,478
Accounts payable	Accounts payable	54,208	387	(g)	-		54,595
Accrued expenses	Accrued liabilities	18,963	(161)	(f),(g),(i)	(114)	(m)	18,688
	Other non-current liabilities	-	8,941	(f),(h)	-		8,941
Deferred revenue, short-term	Deferred revenue	27,931	-		-		27,931
Current maturities of long-term debt	Current portion of long-term debt	1,838	-		-		1,838
Current maturities of operating lease liabilities		451	(451)	(i)	-		-
Long-term debt, less current maturities	Long-term debt	44,600	-		-		44,600
Deferred revenue, long-term		8,716	(8,716)	(h)	-		-
Due to stockholder, less current due		-	-		-		-
Operating lease liabilities, less current maturities	Non-current operating lease liabilities	3,687	-		(1,988)	(n)	1,699
Common stock	Common stock	2	-		-		2
Additional paid-in capital	Additional paid-in capital	3,187	-		-		3,187
Retained earnings	Accumulated deficit	75,445	-		(17,387)	(j), (k), (l), (m), (n)	58,058

Accumulated other comprehensive loss	Accumulated other comprehensive income	(1,452)	-	-	(1,452)
Treasury stock	Treasury stock, at cost	(60,000)	-	-	(60,000)

a)
Reclassification of $1,162 thousand of Accounts receivable, net to Prepaid expenses and other current assets.
b)
Reclassification of $261 thousand of Prepaid expenses and other current assets to Operating lease right-of-use assets.
c)
Reclassification of $140 thousand of Property, plant, and equipment, net to Intangible assets, net.
d)
Reclassification of $4,060 thousand of Deposits and other assets to Other non-current assets, net of allowances.
e)
Reclassification of $14 thousand of Deposits and other assets to Deferred Income taxes.
f)
Reclassification of $225 thousand of Accrued expenses to Other non-current liabilities.
g)
Reclassification of $387 thousand of Accrued expenses to Accounts payable.
h)
Reclassification of $8,716 thousand of Deferred revenue, long-term to Other non-current liabilities.
i)
Reclassification of $451 thousand of Current maturities of operating lease liabilities to Accrued liabilities.
j)
Removal of $223 thousand of Prepaid expenses and other current assets that are excluded from the perimeter of the Acquisition.
k)
Removal of $17,006 thousand of Property and equipment, net that are excluded from the perimeter of the Acquisition.
l)
Removal of $2,260 thousand of Operating lease right-of-use assets that are excluded from the perimeter of the Acquisition.
m)
Removal of $114 thousand of Accrued liabilities that are excluded from the perimeter of the Acquisition.
n)
Removal of $1,988 thousand of Non-current operating lease liabilities that are excluded from the perimeter of the Acquisition.

Refer to the table below for a summary of adjustments made to present Satcom Direct’s Statements of Operations for the nine months ended September 30, 2024, to conform with that of the Company’s:

Satcom Direct, Inc. Statements of Operations Line Items	Gogo Statements of Operations Line Items	Satcom Direct, Inc. Nine Months Ended September 30, 2024	Reclassification Adjustments	Note	Perimeter Adjustments	Note	Satcom Direct, Inc. Adjusted Nine Months Ended September 30, 2024
Service revenue	Service revenue	332,903	-		-		332,903
Equipment revenue	Equipment revenue	32,582	-		-		32,582
Cost of service revenue	Cost of service revenue	215,613	4,712	(a),(b),(c),(d),(e),(f)	-		220,325
Cost of equipment revenue	Cost of equipment revenue	22,450	-		-		22,450
Employee expense		44,267	(44,267)	(a)	-		-
Travel and entertainment		3,295	(3,295)	(b)	-		-
Marketing expense	Sales and marketing	2,541	17,843	(a),(b),(c),(d),(e),(f)	(56)	(i)	20,328
Depreciation and amortization expense	Depreciation and amortization	8,625	-		(4,371)	(j)	4,254
Professional fees		5,739	(5,739)	(d)	-		-
Information technology services		4,019	(4,019)	(e)	-		-
	Engineering, design and development	-	17,191	(a),(b),(c),(e),(f)	-		17,191
Other general and administrative expenses	General and administrative	15,291	17,538	(a),(b),(c),(d),(e),(f), (g),(h)	(7,123)	(k)	25,706
Interest expense	Interest expense	1,781	(59)	(g)	-		1,722
(Loss) gain on disposal of property, plant and equipment		-	-		-		-
Other expense (income), net	Other expense (income), net	(74)	124	(h)	-		50
	Interest income	-	(29)	(h)	-		(29)
Income tax (benefit) provision	Income tax (benefit) provision	1,578	-		-		1,578

(a)
Reclassification of Employee expense to Cost of service revenue of $2,580 thousand, Engineering design and development of $9,437 thousand, Sales and marketing of $15,403 thousand, and General and administrative of $16,847 thousand.
(b)
Reclassification of Travel and entertainment to Cost of service revenue of $84 thousand, Engineering, design, and development of $410 thousand, Sales and marketing of $1,785 thousand, and General and administrative of $1,016 thousand.
(c)
Reclassification of Marketing expense to Cost of service revenue of $62 thousand, Sales and marketing of $2,398 thousand, and General and administrative of $82 thousand.
(d)
Reclassification of Professional fees to Cost of service revenue of $101 thousand, Engineering, design, and development of $315 thousand, Sales and marketing of $339 thousand, and General and administrative of $4,984 thousand.
(e)
Reclassification of Information technology services to Cost of service revenue of $1,431 thousand, Engineering, design, and development of $30 thousand, Sales and marketing of $42 thousand, and General and Administrative of $2,516 thousand.
(f)
Reclassification of Other general and administrative expenses to Cost of service revenue of $454 thousand, Engineering, design, and development of $6,999 thousand, and Sales and marketing of $418 thousand.
(g)
Reclassification of Interest expense to General and administrative of $59 thousand.
(h)
Reclassification of Other income and expenses, net to General and administrative of $(95) thousand and Interest income of $29 thousand.
(i)
Removal of $56 thousand of Sales and marketing associated with assets that are excluded from the perimeter of the Acquisition.
(j)
Removal of $4,371 thousand of Depreciation and amortization associated with assets that are excluded from the perimeter of the Acquisition.
(k)
Removal of $7,123 thousand of General and administrative associated with assets that are excluded from the perimeter of the Acquisition.

Refer to the table below for a summary of adjustments made to present Satcom Direct’s Statements of Operations for the year ended December 31, 2023, to conform with that of the Company’s:

Satcom Direct, Inc. Statements of Operations Line Items	Gogo Statements of Operations Line Items	Satcom Direct, Inc. Year Ended December 31, 2023	Reclassification Adjustments	Note	Perimeter Adjustments	Note	Satcom Direct, Inc. Adjusted Year Ended December 31, 2023
Service revenue	Service revenue	401,442	-		-		401,442
Equipment revenue	Equipment revenue	46,158	-		-		46,158
Cost of service revenue	Cost of service revenue	251,547	6,385	(a),(b),(c),(d),(e),(f)	(6)	(j)	257,926
Cost of equipment revenue	Cost of equipment revenue	31,082	6	(f)	-		31,088
Employee expense		62,696	(62,696)	(a)	-		-
Travel and entertainment		4,398	(4,398)	(b)	-		-
Marketing expense	Sales and marketing	2,694	26,103	(a),(b),(c),(d),(e),(f)	(83)	(k)	28,714
Depreciation and amortization expense	Depreciation and amortization	13,079	-		(5,637)	(l)	7,442
Professional fees		5,051	(5,051)	(d)	-		-
Information technology services		4,836	(4,836)	(e)	-		-
	Engineering, design and development	-	22,466	(a),(b),(c),(c),(d),(e),(f)	-		22,466
Other general and administrative expenses	General and administrative	18,082	31,743	(a),(b),(c),(d),(e),(f),(g),(h),(i)	(9,992)	(m)	39,833
Interest expense	Interest expense	3,957	(84)	(g)	-		3,873
(Loss) gain on disposal of property, plant and equipment		(10,179)	10,179	(h)	-		-
Other expense (income), net	Other expense (income), net	(1,549)	1,936	(i)	-		387
	Interest income	-	(1,395)	(i)	-		(1,395)
Income tax (benefit) provision	Income tax (benefit) provision	1,911	-		-		1,911

a)
Reclassification of Employee expense to Cost of service revenue of $3,868 thousand, Engineering, design, and development of $14,543 thousand, Sales and marketing of $22,736 thousand, and General and administrative of $21,549 thousand.
b)
Reclassification of Travel and entertainment to Cost of service revenue of $146 thousand, Engineering, design, and development of $509 thousand, Sales and marketing of $2,348 thousand, and General and administrative of $1,395 thousand.
c)
Reclassification of Marketing expense to Cost of service revenue of $4 thousand, Engineering, design, and development of $2 thousand, and General and administrative of $232 thousand.
d)
Reclassification of Professional fees to Cost of service revenue of $142 thousand, Engineering, design, and development of $619 thousand, Sales and marketing of $476 thousand, General and administrative of $3,814 thousand.
e)
Reclassification of Information technology services to Cost of service revenue of $1,613 thousand, Engineering, design, and development of $13 thousand, Sales and marketing of $166 thousand, and General and administrative of $3,044 thousand.
f)
Reclassification of Other general and administrative services to Cost of service revenue of $612 thousand, Cost of equipment revenue of $6 thousand, Engineering, design, and development of $6,780 thousand, and Sales and marketing of $615 thousand.

g)
Reclassification of Interest expense to General and administrative of $84 thousand.
h)
Reclassification of (Loss) gain on disposal of property, plant, and equipment to General and Administrative of $10,179 thousand.
i)
Reclassification of Other expense (income), net to General and administrative of $(541) thousand and Interest income of $1,395 thousand.
j)
Removal of $6 thousand of Cost of service revenue associated with assets that are excluded from the perimeter of the Acquisition.
k)
Removal of $83 thousand of Sales and marketing associated with assets that are excluded from the perimeter of the Acquisition.
l)
Removal of $5,637 thousand of Depreciation and amortization associated with assets that are excluded from the perimeter of the Acquisition.
m)
Removal of $9,992 thousand of General and Administrative associated with assets that are excluded from the perimeter of the Acquisition.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

The following table summarizes the preliminary estimated aggregate Acquisition Consideration for Satcom Direct:

(in thousands, except share price)	Amount
Share consideration
Common Stock issued per the Purchase Agreement	5,000
Closing share price on December 2, 2024	$8.10
Stock Consideration	$40,500

Cash Consideration (i)	$345,282
Settlement of pre-existing relationship (ii)	387
Estimated fair value of Earnout Consideration (iii)	53,000
Preliminary fair value of estimated aggregate Acquisition Consideration	$439,169
i)
Represents the total Cash Consideration, comprising of $295,844 thousand for the Closing Date Cash Consideration calculated according to the Purchase Agreement, $46,438 thousand for the repayment of Satcom Direct's debt that the Company will not assume in the Acquisition, and $3,000 thousand deposited into escrow accounts for general representations and warranties.
ii)
Represents an adjustment to the Acquisition Consideration for the settlement of a pre-existing relationship between Satcom Direct and Gogo. There were no off-market amounts associated with this pre-existing relationship.
iii)
The Earnout Consideration represents the Closing Date provisional fair value of the estimated future payment to SD Sellers, based on the gross margin targets of the combined entity, with a maximum payment earnout payment amount of $225,000 thousand.

Preliminary Aggregate Acquisition Consideration Allocation

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Satcom Direct will be recognized and measured at fair value as of the Closing Date and added to those of the Company. The fair value and useful lives of assets and liabilities of Satcom Direct have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and are based on currently available information. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Satcom Direct, the Company primarily used income-based, market-based, and/or cost-based valuation approaches to conclude upon a preliminary estimate of fair values. The Company also used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions when estimating fair value. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon this preliminary estimate of fair values. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purposes of providing this unaudited pro forma condensed combined financial information. The final determination of the purchase price allocation will be based on Satcom Direct’s assets acquired and liabilities assumed as of the Closing Date. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the Acquisition Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed by the Company, as if the Acquisition had been consummated on September 30, 2024:

(in thousands)	Amount
Preliminary fair value of estimated total Acquisition Consideration	$439,169
Assets acquired
Cash and cash equivalents	$3,437
Accounts receivable, net of allowances	73,506
Inventories (i)	16,814
Prepaid expenses and other current assets	16,373

Assets held for sale	16,625
Property and equipment, net (iii)	26,633
Intangible assets, net (ii)	213,500
Operating lease right-of-use assets	3,494
Other non-current assets, net of allowances	4,060
Deferred income taxes (iv)	994
Total assets acquired	$375,436
Liabilities assumed
Accounts payable	$54,208
Accrued liabilities	19,258
Deferred revenue	27,931
Non-current operating lease liabilities	3,019
Other non-current liabilities	13,932
Total liabilities assumed	$118,348
Net assets acquired	$257,088
Goodwill	$182,081
i)
The unaudited pro forma condensed combined balance sheet has been adjusted to record Satcom Direct’s inventories at a preliminary fair value of approximately $16,814 thousand, a decrease of $4,495 thousand from the carrying value. The unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 2023, has been adjusted to recognize a decrease of cost of goods sold related to the reduced basis. This cost is not anticipated to affect the condensed combined Statements of Operations beyond twelve months after the Closing Date.
ii)
The unaudited pro forma condensed combined balance sheet has been adjusted to record Satcom Direct's identifiable intangible assets at a fair value of approximately $213,500 thousand, an increase of $210,647 thousand from the carrying value. The unaudited pro forma condensed combined statements of operations have been adjusted to recognize additional amortization expense related to the increased basis under depreciation and amortization expense. The additional amortization expense is computed with the assumption that the various categories of assets will be amortized on a straight-line basis. Identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:
Service customer relationships	$144,700	5
OEM customer relationships	10,300	8
Software	55,300	8
Tradename	3,200	5
Intangible assets acquired	$213,500
iii)
The unaudited pro forma condensed combined balance sheet has been adjusted to record Satcom Direct's property, plant and equipment at a fair value of approximately $26,633 thousand, an increase of $13,026 thousand from the carrying value. The unaudited pro forma condensed combined statements of operations have been adjusted to recognize additional depreciation expense related to the increased basis under depreciation and amortization expense. The additional depreciation expense is computed with the assumption that the various categories of assets will be depreciated on a straight-line basis. See note 4(f) for the estimated useful lives.
iv)
Reflects an adjustment to the historical Satcom Deferred tax asset balance of $12,350 thousand of which $11,370 thousand was expensed as of the Closing Date. See notes 4(j) and 4(n). Deferred tax assets and liabilities were derived based on differences in the book and tax basis created from the preliminary purchase accounting.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Satcom Direct Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2024, are as follows:

(a) Reflects adjustment to cash and cash equivalents:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Cash Consideration transferred	$(295,844)
Cash deposited into escrow	(3,000)
Settlement of Satcom Direct's indebtedness	(46,438)
Cash paid for change of control bonuses (i)	(24,588)
Transaction costs (ii)	(23,546)
Net pro forma transaction accounting adjustment to cash and cash equivalents	(393,416)
i)
Reflects the payment of change of control bonuses. The pre-existing SD Seller change of control bonus arrangements were modified during negotiations of the Acquisition. The modification resulted in certain change of control bonus payments at closing and the remainder vesting over a two-year period post-closing.
ii)
Total transaction costs consist of $33,410 thousand of legal advisory, financial advisory, accounting and consulting costs. The Company paid $23,546 thousand of transaction costs through the Closing Date, of which $10,365 thousand represents costs incurred by the Company and $13,181 thousand represent seller-reimbursed costs. Additionally, the Company incurred $9,864 thousand of transaction costs that remain unpaid as of Closing Date. See note 4(m).

(b) Reflects an adjustment to Accounts receivable, net of allowances and Accounts payable to eliminate owed amounts between the parties that were settled between Satcom Direct and Gogo prior to close.

(c) Represents a decrease in the carrying value of Satcom Direct’s inventory to its estimated acquisition-date fair value.

(d) Reflects an adjustment to record an indemnification asset to Prepaid expenses and other current assets for a liability for sales & use taxes of which the SD Seller has indemnified the Company.

(e) Shortly after the Closing Date, the Company entered into in a brokerage agreement to sell certain Satcom Direct assets, comprised of land, a building, and personal property assets. As the Company believes that these assets will be sold within one year, and the remaining criteria of ASC 360-10-45-9(a) through ASC 360-10-45-9(f) are probable of being met within a short period following the Close Date, the Company has reflected these amounts as held for sale in accordance with ASC 205-20, Discontinued Operations. These assets are measured at fair value less costs to sell as of the date of the Acquisition in accordance with ASC 360, Property, Plant, and Equipment.

(f) Reflects the preliminary purchase accounting adjustment for Property and equipment, net based on the acquisition method of accounting

(in thousands)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of Property and equipment, net acquired:
Land and Buildings	$23,165	5-39
Lease Improvements	537	2
Equipment and Network Equipment	19,556	2-29
Total fair value of Property and equipment	43,258
Satcom Direct's historical Property and equipment, net	(30,232)
Adjustment to record Property and equipment at fair value	13,026

Less: Reclassification of Land and Buildings to held for sale	(16,625)
Pro forma net adjustment to Property and equipment, net	$(3,599)

(g) Represents the incremental fair value recognized for intangible assets acquired by the Company. Refer to Note 3 for additional detail regarding the intangible assets acquired.

(h) Reflects the elimination of Satcom Direct’s historical goodwill and the capitalization of the preliminary goodwill for the estimated Acquisition Consideration in excess of the fair value of the net assets acquired in connection with the Acquisition.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Satcom Direct’s historical net book value of Goodwill	$(9,869)
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (i)	182,081

Net pro forma transaction accounting adjustment to goodwill	$172,212
i)
Refer to the table in Note 3 above for the calculation of the fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed based on the preliminary allocation of the estimated Acquisition Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Satcom Direct.

(i) Represents adjustment to remeasure acquired lease liabilities and right of use assets in accordance with ASC 842, Leases. As part of the allocation of the purchase price in a business combination, lease terms are compared to market terms to determine if the leases are favorable or unfavorable. Any favorable or unfavorable leasehold interests identified increase (favorable) or reduce (unfavorable) the associated right-of-use (“ROU") lease asset and are recognized over the life of the related right-of-use asset. The unaudited pro forma condensed combined financial information reflects the preliminary fair value adjustments of the unfavorable leasehold interests acquired from Satcom Direct. Consequently, for leases acquired by the Company, in the Acquisition, the Company has measured the lease liabilities at the present value of the remaining lease payments, as if the acquired lease were a new lease. The associated right-of-use asset was remeasured at the same amount as the lease liability, adjusted to reflect unfavorable terms of the lease when compared to market terms.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
ROU Asset:
Elimination of Satcom Direct's historical net book value of operating lease right-of-use assets	$(1,478)
Remeasurement of acquired operating lease right-of-use assets	3,494
$2,016
Current operating lease liability:
Elimination of Satcom Direct's historical net book value of current operating lease liabilities	$(336)
Remeasurement of acquired current operating lease liabilities	906
$570
Non-current operating lease liability:
Elimination of Satcom Direct's historical net book value of non-current operating lease liabilities	$(1,699)
Remeasurement of acquired non-current operating lease liabilities	3,019
$1,320

(j) Represents the adjustment to deferred tax asset of $12,350 thousand associated with the differences in the book and tax basis primarily related to transaction related expenses, with the majority of the transaction related expenses being the change of control bonus. Represents the deferred tax liability of $4,991 thousand associated with the differences in the book and tax basis created from the preliminary purchase allocation, primarily resulting from the preliminary fair value of intangible assets.

(k) Reflects the settlement of Satcom Direct’s indebtedness that the Company will not assume.

(l) Reflects the adjustment to establish the liability associated with the provisional Earnout Consideration. The preliminary estimated fair value of the earnout was valued using a Monte Carlo simulation. Any changes to the earnout liability after the Closing Date that are not part of an adjustment associated with an initial change in value during the measurement period will be recognized in our Consolidated Statement of Operations as a component of operating income or expense.

(m) Reflects adjustment to Accrued liabilities:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Change of control bonus (i)	$5,067
Lease remeasurement (ii)	570
Transaction costs (iii)	9,864
Net pro forma transaction accounting adjustments to accrued liabilities	$15,501
i)
Reflects the accrual for change of control bonus amounts that vested at the Closing Date but have not yet been paid by the Company.
ii)
Reflects the adjustment to remeasure acquired lease liabilities. See note 4(i).
iii)
Reflects the accrual for transaction costs incurred but not yet paid by the Company.

(n) Reflects the adjustments to Stockholders’ equity:

(in thousands)	Common stock	APIC	AOCI	Treasury stock	Accumulated deficit
Pro forma transaction accounting adjustments:
Elimination of Satcom Direct’s historical equity	$(2)	$(3,187)	$1,452	$60,000	$(58,058)

Value of shares of Gogo restricted common shares issued to SD Sellers	-	40,500	-	-	-
Gogo Transaction Costs(i)	-	-	-	-	(33,410)
Change of control bonus	-	-	-	-	(29,655)
Deferred income taxes	-	11,370	-	-	-
Net pro forma transaction accounting adjustments to equity	$(2)	$48,683	$1,452	$60,000	$(121,123)
i)
Reflects the adjustment to recognize estimated transaction costs for Gogo resulting in an adjustment to Accumulated Deficit. Refer to Note 4(a).

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Satcom Direct Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, and fiscal year ended December 31, 2023, are as follows:

(a) Represents a reduction of Cost of Equipment due to the decrease associated with the fair value of acquired inventory.

(b) Reflects adjustment to General and Administrative:

(in thousands)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments:
Transaction expenses (i)	$-	$20,229
Stock compensation expense (ii)	3,462	4,618
Change of control bonuses (iii)	3,800	34,722
Net pro forma transaction accounting adjustment to General and administrative	$7,262	$59,569
i)
Reflects the adjustments for transaction expenses incurred in connection with the Acquisition. These costs include legal, advisory, and other costs directly associated with the transaction.
ii)
Reflects the adjustment to General and administrative for stock compensation expense related to the grant of 2,275 Inducement Grants following the Closing Date, comprising 1,225 units subject to time-based vesting and 1,050 units subject to market-based vesting.
iii)
Reflects the adjustment for change of control bonuses as post-combination compensation expense.

(c) Reflects the adjustments to Depreciation and Amortization including the amortization of the estimated fair value of intangibles and the depreciation of the estimated fair value of the property and equipment, net.

(in thousands)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments:
Removal of historical Satcom Direct amortization of intangible assets	$(830)	$(1,119)
Amortization of intangible assets (i)	28,335	37,780
Removal of historical Satcom Direct depreciation of property and equipment, net	(3,424)	(6,323)
Depreciation of property and equipment, net (ii)	4,853	6,470
Net pro forma transaction accounting adjustment to Depreciation and amortization	$28,934	$36,808
i)
A 10% change in the valuation in Intangible assets, net would result in a corresponding increase or decrease in the pro forma amortization expense of approximately $3,778 thousand and $2,834 thousand for the twelve months ended December 31, 2023 and nine months ended September 30, 2024, respectively.
ii)
A 10% change in the valuation of Property and equipment, net would result in a corresponding increase or decrease in the pro forma depreciation expense of approximately $647 thousand and $485 thousand for the twelve months ended December 31, 2023 and nine months ended September 30, 2024, respectively.

(d) Reflects the removal of historical interest expense associated with Satcom Direct’s existing indebtedness, which will be extinguished upon consummation of the Acquisition on the Closing Date, $1,722 thousand for the nine months ended September 30, 2024 and $3,873 thousand for the year ended December 31, 2023.

(e) The adjustment pertains to estimated income tax considerations associated with the Acquisition. Satcom Direct was previously held under a pass-through S-Corp structure. For the unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, and fiscal year ended December 31, 2023, income tax expense is recognized at an effective tax rate of 33%.

Note 6 – Financing Adjustments

Adjustments included in the Satcom Direct Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined Balance Sheet as of September 30, 2024 and pro forma condensed combined Statements of Operations, are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Reflects an increase in Cash and cash equivalents of $242,833 thousand representing the gross proceeds from the issuance of the HPS Term Loan Facility of $250,000 thousand, net of $7,167 thousand in financing-related transaction costs. The HPS Term Loan Facility results in an increase to short-term current portion of long-term debt of $2,500 thousand and long-term debt of $240,333 thousand.

Unaudited Pro Forma Condensed Combined Statement of Income

(b) Reflects the expense related to the Financing and amortization of issuance costs related to the Acquisition:

(in thousands)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments - financing:
New interest expense on transaction financing:
HPS Term Loan Facility (i)	$19,627	$26,401
Amortization of debt issuance costs related to the HPS Term Loan Facility	1,512	1,740
Net pro forma transaction accounting adjustments - financing to interest expense	$21,139	$28,141
i)
The new interest expense on transaction financing adjustments included in the unaudited pro forma condensed combined Statements of Operations reflects the interest expense and amortization of debt issuance costs associated with the HPS Term Loan Facility. The interest rate used in calculating the unaudited pro forma adjustments for the HPS Term Loan Facility is 10.60%. The interest rate used is calculated using the Secured Overnight Financing Rate (“SOFR”) as of the Closing Date, plus 6%.

A hypothetical 1/8th of a percent increase/decrease in the interest rate used would result in an increase/decrease of approximately $231 thousand in pro forma interest expense for the nine months ended September 30, 2024 and $311 thousand in pro forma interest expense for the twelve months ended December 31, 2023.

(c) The adjustment pertains to estimated income tax considerations associated with the Acquisition. Satcom Direct was previously held under a pass-through S-Corp structure. For the unaudited pro forma condensed combined Statements of Operations for the nine months ended September 30, 2024, and fiscal year ended December 31, 2023, income tax expense is recognized at an effective tax rate of 33%.

Note 7 – Pro Forma Earnings per Share

The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of Gogo common stock and issuances of shares in connection with the Acquisition. In connection with the Acquisition, the Company issued new equity awards to Satcom Direct employees. The calculation of Pro Forma earnings per share – diluted excludes the PSUs under the contingently issuable guidance, as all the necessary conditions have not been satisfied at the end of the period. Diluted earnings per share, if dilutive, includes the incremental effect of issuable shares from the RSUs, as determined using the treasury stock method. The pro forma basic and diluted weighted average shares outstanding are as follows:

(in thousands, except per share amounts)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Net income	$93,869	$201,033
Pro Forma adjustments to net income	(54,183)	(95,010)
Pro Forma net income	$39,686	$106,023

Basic
Weighted average shares outstanding	128,513	129,753

Common stock issuance adjustment	5,000	5,000
Pro Forma weighted average shares outstanding	133,513	134,753
Pro Forma earnings per share - basic	$0.30	$0.79

Diluted
Pro Forma weighted average shares outstanding	133,513	134,753
Effect of dilutive stock-based compensation	3,194	4,103
Total Pro Forma weighted average diluted shares outstanding	136,707	138,856
Pro Forma earnings per share - diluted	$0.29	$0.76